Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

REINVENT TECHNOLOGY PARTNERS Z

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y C A R D

The undersigned hereby appoints [X] and [X] (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting of Reinvent Technology Partners Z, a Cayman Islands exempted company ("Reinvent") to be held at [X] a.m. Eastern time on [X], 2021, via live webcast at: **https://www.cstproxy.com/[X]/sm2021**, and at any adjournments thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies' discretion on such other matters as may properly come before the extraordinary general meeting or any adjournments thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSAL NOS. 1, 2, 3 (INCLUDING EACH OF THE SUB-PROPOSALS), 4, 5, 6, 7, 8, 9, 10 AND 11.

The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/[X]/sm2021.

The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE

Please mark vote as indicated in this example **X**

Reinvent Technology Partners Z – THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3 (including each of the sub-proposals), 4, 5, 6, 7, 8, 9, 10 and 11.

Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of March 3, 2021 (the "Merger Agreement"), by and among RTPZ, RTPZ Merger Sub Inc. ("Merger Sub") and Hippo Enterprises Inc. ("Hippo"), a copy of which is attached to this proxy statement/prospectus statement as Annex A. The Merger Agreement provides that, among other things, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus, (a) Merger Sub will merge with and into Hippo, the separate corporate existence of Merger Sub will cease and Hippo will be the surviving corporation and a wholly owned subsidiary of RTPZ (the "First Merger"), and (b) immediately following the First Merger, Hippo (as the surviving corporation of the First Merger) will merge with and into RTPZ, the separate corporate existence of Hippo will cease and Hippo Holdings will be the surviving corporation (the "Second Merger" and, together with the First Merger, the "Mergers") (the "BCA Proposal")

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of RTPZ's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Mergers, the "Business Combination") (the "Domestication Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposals — to consider and vote upon the following four separate proposals (collectively, the "Organizational Documents Proposals") to approve by special resolution, the following material differences between RTPZ's Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the "Cayman Constitutional Documents") and the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of Reinvent Technology Partners Z (a corporation that will be incorporated in the State of Delaware upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the "DGCL")), which will be renamed "Hippo Holdings Inc." in connection with the Business Combination (RTPZ after the Domestication, including after such change of name, is referred to herein as "Hippo Holdings"):

(A) Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized capital stock of RTPZ from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the "RTPZ Class A ordinary shares"), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the "Class B ordinary shares" and, together with the Class A ordinary shares, the "ordinary shares"), and 5,000,000 preferred shares, par value $0.0001 per share (the "RTPZ preferred shares"), to [ ] shares of common stock, par value $0.0001 per share, of Hippo Holdings (the "Hippo Holdings common stock") and [ ] shares of preferred stock, par value $0.0001 per share, of Hippo Holdings (the "Hippo Holdings preferred stock") ("Organizational Documents Proposal A");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(B) Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of Hippo Holdings to issue any or all shares of Hippo Holdings preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by Hippo Holdings' board of directors and as may be permitted by the DGCL ("Organizational Documents Proposal B");

FOR ☐ AGAINST ☐ ABSTAIN ☐

C) Proposal No. 5 — Organizational Documents Proposal C — to provide that Hippo Holdings board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term ("Organizational Documents Proposal C"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(D) Proposal No. 6 — Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B and Annex C, respectively), including (1) changing the corporate name from "Reinvent Technology Partners Z" to "Hippo Holdings Inc.", (2) making Hippo Holdings' corporate existence perpetual, (3) adopting Delaware as the exclusive forum for certain stockholder litigation, (4) electing not to be governed by Section 203 of the DGCL and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, and (5) removing certain provisions related to RTPZ's status as a blank check company that will no longer be applicable upon consummation of the Business Combination ("Organizational Documents Proposal D");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Director Election Proposal — for holders of RTPZ Class B ordinary shares, to consider and vote upon a proposal to elect 8 directors who, upon consummation of the Business Combination, will be the directors of Hippo Holdings (the "Director Election Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Share Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of Hippo Holdings common stock to (a) the PIPE Investors, including the Sponsor Related PIPE Investors and the Hippo PIPE Investors, pursuant to the PIPE Investment and (b) the Hippo stockholders pursuant to the Merger Agreement (the "Share Issuance Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Hippo Holdings Inc. 2021 Incentive Award Plan attached to this proxy statement/prospectus as Annex D (the "Incentive Award Plan Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 10 — The ESPP Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Hippo Holdings Inc. 2021 Employee Stock Purchase Plan attached to this proxy statement/prospectus as Annex E (the "ESPP Proposal"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 11 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:____________________

____

(Signature)

____

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. corporate seal affixed. No postage is required if returned in the enclosed envelope.

FOR THE EXTRAORDINARY GENERAL MEETING OF PUBLIC WARRANT HOLDERS OF
Reinvent Technology Partners Z
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints [X] and [X] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote (the “warrants”) at the P extraordinary general meeting of Reinvent Technology Partners Z, a Cayman Islands exempted company (“Reinvent”) R to be held at [X] a.m. Eastern time on [X], 2021, via live webcast at: https://www.cstproxy.com/[X]/sm2021, and at O any adjournments thereof. The Warrants shall be voted as indicated with respect to the proposals listed below hereof X and in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting Y or any adjournments thereof.
The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior C proxies for said extraordinary general meeting.
A THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER R DIRECTED HEREIN BY THE UNDERSIGNED WARRANT HOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE D PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1 and 2.
The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/[X]/sm2021.
The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)
SEE REVERSE SIDE

Reinvent Technology Partners Z – THE BOARD OF DIRECTORS RECOMMENDS Please mark vote as indicated in
A VOTE “FOR” PROPOSAL NOS. 1 and 2. this example
Proposal No. 1 — The Warrant Amendment Proposal — to consider and vote upon a proposal to amend the Warrant Agreement, dated as of November 18, 2020 (the “Warrant Agreement”), between RTPZ and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, such that the exercise period for the warrants will commence 30 days after the first date on which RTPZ completes the Business Combination (such amendment, the “Warrant Amendment” and such proposal, the “Warrant Amendment Proposal”); and
FOR AGAINST ABSTAIN
Proposal No. 2 — The Warrant Holders Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Warrant Amendment Proposal (the “Warrant Holders Adjournment Proposal”).
Date:                 , 2021
(Signature)
(Signature if held Jointly)
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. corporate seal affixed. No postage is required if returned in the enclosed envelope.